                                                                    EXHIBIT 10.8


  "***" - Confidential portions of this Agreement have been omitted and filed separately with the Securities and Exchange Commission under a Confidential
   Treatment Request, pursuant to Rule 406 of the Securities Act of 1933, as amended


                         BY-PRODUCTS MARKETING AGREEMENT


         THIS BY-PRODUCTS MARKETING AGREEMENT ("Agreement"), is made as of October 8, 2003, by and between CONAGRA TRADE GROUP, INC. ("CTG") and SWIFT & COMPANY, ("Swift").


RECITALS:

     (a) Swift is engaged in the processing of cattle and hogs, which includes production of various by-products.

     (b) CTG is engaged in the marketing and sale of various goods, including beef and pork by-products, and has previously marketed and sold beef and pork by-products produced by Swift.

     (c) The parties desire that Swift will sell to CTG, and CTG buy from Swift, the Products (as defined herein), all the terms and conditions set forth below.

     (d) The parties desire to maximize total profit before taxes on the Products by maximizing revenues and minimizing costs associated with this Agreement.

AGREEMENT:

     1. PURCHASE OF PRODUCT. Pursuant to the terms and conditions herein, Swift hereby agrees to sell to CTG, and CTG hereby agrees to purchase from Swift, FOB the Swift processing facilities identified in Exhibit "A" attached hereto (individually, a "Facility" and, collectively, the "Facilities"), Swift's entire rendered by-products production as identified in Exhibit "A" attached hereto (individually, a "Product" and, collectively, the "Products"), resulting from the processing of cattle and hogs at the Facilities. Title and risk of loss to the Products shall pass to CTG upon delivery of the Products to CTG. CTG and Swift enter into separate written contracts for the purchase of the Products (each a "Purchase Contract"). All Products shall be sold to CTG upon the terms and conditions of sale set forth in the applicable Purchase Contract in the form attached hereto as Exhibit "B"; the parties shall retain, however, all rights under this Agreement.

     2. SPECIFICATIONS. All Products will meet all applicable guidelines published in the most recent edition of the American Fats and Oils Association Standard Grades, Specifications and Quality Tolerances (the "Specifications").

     3. PRICES. Except those quantities of Products, if any, that the parties agree in writing to price forward, prices for the Products shall be calculated by the methods set forth on Exhibit "A" attached hereto and shall be based on origin weights or first official rail scale. Any quantities of Products which the parties agree to price forward shall be memorialized in writing through Purchase Contract confirmations, which will be signed by both parties, and invoiced at the contracted price at time of shipment.

     4. PAYMENT. CTG shall make payment for all Products purchased hereunder from Swift within fourteen (14) days of CTG's receipt of each invoice for Products.

     5. OPERATIONAL PROCEDURES. Swift shall provide CTG with access to Swift's systems and permit CTG to: prepare daily shipping orders for the product, schedule all shipping of Product, communicate shipment schedules with the Facilities, enter shipping orders, generate load number sequences and maintain open communication with the Facilities to change shipping schedules. Each day that a Facility operates, by 8:30 a.m., Omaha time with respect to each Facility located in the United States, Swift will provide CTG with written reports setting forth inventory, kill schedule and conversion for each Facility for that day. In addition, Swift will cause each Facility to communicate directly with CTG on a daily basis with respect to any increase or decrease in production at each Facility, any changes in rail switching/car orders placed by Swift at each Facility, or changes in weight/ladings.

     6. CLAIMS. Product claims will be managed and processed by CTG. CTG will provide Swift with each product claim detail within sixty (60) days of shipment. Product claims above Ten thousand dollars ($10,000.00) require written approval from Swift prior to the financial settlement between Swift and CTG. Swift will have financial responsibility for all approved claims, and agrees to financially settle with CTG within fourteen (14) days of receipt of product claim detail.

     7. NONCONFORMING PRODUCTS. In the event that Swift delivers Products to CTG not meeting Specifications or that CTG does not believe, in its reasonable discretion, are fit for sale ("Nonconforming Products"), CTG shall have the right to reject such Products and shall be reimbursed by Swift for all costs associated with such Products, including the cost for such Products. Notwithstanding the foregoing, in such an event CTG shall retain all other rights for damages otherwise available under this Agreement or law.

     8. RECALL OF PRODUCTS. Swift and CTG agree to promptly communicate about any condition or event that could result in a recall of the Products. In the event CTG determines that a recall is required, in whole or in part, of any of the Products purchased from Swift hereunder, Swift agrees to cooperate fully with CTG in effecting any such recall of Products. To the extent practicable, CTG agrees to give Swift advance notice of any such recall and work with Swift to coordinate such recall and, consistent with CTG's responsibilities, to minimize the impact of such recall on Swift and CTG. Swift shall bear the cost of any such recall that arises under this Agreement, including reimbursing the purchase price paid by CTG and its customers for such Products.

     9. SWIFT LIABILITY. Swift shall be responsible for all product liability issues and claims, whether incurred by CTG or CTG's customers, including failure of Products to meet Specifications, any contamination or adulteration of Products or any failure of Products to be reasonably capable of use or sale. Swift shall indemnify CTG, ConAgra Foods, Inc.

          and their affiliates, officers, directors, employees or agents from all claims arising from or relating to the Products. CTG will comply with the Federal requirements set forth in 21 CFR Part 589, and with applicable federal and state laws and mandates relating to sale of the Products. Swift shall comply with all applicable laws and mandates relating to manufacture or production of the Products. Notwithstanding any other provision of this Agreement, CTG shall have no obligation to test or analyze any Product for conformance to Specifications or for any contamination or adulteration of Products or other circumstances that may affect salability of Products.

     10. AGREEMENT REVIEW. In the event of any material change in either party's ability to produce, market, sell, transport or otherwise include any Product under this Agreement, the parties agree to review this Agreement, and to use good faith efforts to reach a mutual agreement on an amended pricing mechanism that ensures price transfers are reflective of the then-current market values. In the event that the parties cannot agree to the terms of the amendment within thirty
          (30) days of the parties' awareness of such material change, the parties agree to use a mutually agreeable third party to identify an alternative pricing mechanism. The decision of such third party shall be binding upon the parties.

     11. PROFIT/REVIEW. CTG will use reasonable efforts to manage costs under this Agreement consistent with other operating segments within CTG. CTG agrees that within thirty (30) days following financial reporting quarter of ConAgra Foods, Inc. ("ConAgra") and for each financial quarter during the term of this Agreement, CTG will provide Swift with a report (each a "Report") relating to the purchase and sale of the Products by CTG. The Report shall provide sufficient information, as reasonably related to the Products, to enable Swift to verify the PBT (as defined herein) for the applicable Report period.

     12. TERM AND TERMINATION. This Agreement will commence on May 26, 2003 and will terminate on May 31, 2005 (the "Initial Term"). Provided, however, this Agreement shall automatically renew for additional one
          (1) year terms thereafter on the same terms and conditions unless either party gives written notice of its intention not to renew the Agreement at least ninety (90) days prior to the end of the Initial Term or any renewal term. Provided further, that in the event CTG notifies Swift and Australia Meat Holdings Pty. Ltd. that CTG, ConAgra Trade Group Pty. Ltd. or one of their affiliates have executed a long-term agreement for the storage of rendered by-products (the "Storage Agreement"), then the parties agree to amend this Agreement so that the term of this Agreement shall expire at the same time as the Storage Agreement. Provided further, however, that the foregoing sentence shall not apply unless Australia Meat Holdings Pty. Ltd. or one of its affiliates has approved the terms of the Storage Agreement.

          Anything in this Agreement to the contrary notwithstanding, either party shall have the right to terminate this Agreement on ten (10) days' written notice upon (i) the other party defaulting under any material term or condition of this Agreement, unless the defaulting party has cured such default within thirty (30) days after receiving written notice of such default from the other party; (ii) the other party becoming insolvent; (iii) proceedings being instituted by or against such other party under bankruptcy or other insolvency laws or for reorganization or receivership unless such proceedings are dismissed within thirty

          (30) days; or (iv) such other party making an assignment for the benefit of its creditors, unless such assignment is dismissed within thirty (30) days. Anything in this Agreement notwithstanding, CTG shall have the right to terminate this Agreement on ten (10) days written notice if Swift provides Nonconforming Products to CTG that constitute over ten percent (10%) of the Products ordered by CTG during any one (1) month period during the term of this Agreement. Expiration or termination of this Agreement shall not affect any rights or obligations of either party which have accrued through the date of termination or expiration, or which otherwise survive termination in accordance with their respective terms.

          If CTG's sale of the Products does not generate a profit for four (4) consecutive quarterly Report periods (as described in Section 11), then the parties agree to review this Agreement, and to use good faith efforts to reach a mutual agreement on amending the terms of this Agreement. In the event that the parties cannot agree to the terms of an amendment within thirty (30) days following the beginning of discussions on such amendment, then either party may terminate this Agreement upon (90) days' written notice to the other party.

     13. PROFIT SHARING. Profit before tax, calculated in a manner consistent with past practices of the parties in relation to the arrangement memorialized under this Agreement, ("PBT") generated from CTG's marketing of the Products and all other rendered products marketed by CTG that are similar to the Products, regardless of origin or source of supply of such products, but specifically excluding any products marketed by CTG under its By-Products Marketing Agreement with Australia Meat Holdings Pty. Ltd. and ConAgra Trade Group Pty. Ltd., shall be divided between Swift and CTG based on the following performance:

Fiscal Year PBT (in million dollars)            Allocation Percentage
------------------------------------            ---------------------
                                                  Swift       CTG

below $4                                           65%        35%
incremental dollars from $4 through $6             50%        50%
incremental dollars above $6                       35%        65%


          CTG will account for and accumulate such profits before tax and losses during the term of this Agreement CTG shall pay Swift its share of net profits before tax (if any) within thirty (30) days following ConAgra's financial reporting quarter-end for each financial quarter during the term of this Agreement. Swift shall pay CTG its share of net losses (if any) within thirty (30) days following ConAgra's financial reporting quarter-end for each financial quarter during the term of this Agreement.

     14. ASSIGNMENT. Neither party shall have the right to assign this Agreement, or any of its rights hereunder, without the prior written consent of the other party, which consent will not be unreasonably withheld, provided that no consent will be required for assignment by
          (i) either party to any Affiliate thereof or (ii) the Company to any person acquiring all or a substantial portion of the assets of the Swift or CTG (whether by stock or asset sale, merger, recapitalization or otherwise). Provided further, however, that to the extent requested by Swift's senior lenders, the parties shall execute and deliver such documents as may be necessary to effect a collateral assignment of the rights arising hereunder. This Agreement shall be binding on all permitted successors and assigns.

     15.  INDEMNIFICATION.

          (a) Swift shall indemnify and hold CTG harmless from and against any and all claims, demands, actions, causes of action, proceedings, judgments and other liabilities, obligations, losses, damages, costs and expenses (including reasonable attorneys' fees and costs) of any nature which result from a breach by Swift of any covenant or agreement provided herein.

          (b) CTG shall indemnify and hold Swift harmless from and against any and all claims, demands, actions, causes of action, proceedings, judgments and other liabilities, obligations, losses, damages, costs and expenses (including reasonable attorneys' fees and costs) of any nature which result from a breach by CTG of any covenant or agreement provided herein.

          Notwithstanding the foregoing, this Section 15 shall in no way modify, reduce or amend the provisions of Sections 6, 7, 8, and 9 hereof or the parties' rights or obligations thereunder.

     16. INSURANCE. During the Term of this Agreement Swift shall maintain insurance coverage with reputable insurance companies as hereinafter set forth and, upon request, to furnish the CTG with certificates of insurance properly executed by its insurers evidencing such fact, and requiring the insurers to give at least thirty (30) days notice to CTG in the event of cancellation or material alteration of such coverage. The minimum insurance coverage to be maintained by Swift shall be Products Liability insurance, including personal injury and property damage, in occurrence form, affording minimum single limit protection of no less than U.S. Five Million Dollars (US$5,000,000) per occurrence. CTG shall be named as an additional insured under any such policy.

     17. FORCE MAJEURE. Neither CTG nor Swift shall be liable for, or deemed to be in default hereunder or subject to any remedies of the other party as a result of, delays or performance failures due to power failures, fire, acts of God, acts of civil or military authority, embargoes, epidemics, terrorism, strikes, riots or similar causes beyond such party's reasonable control, and without the fault or negligence of CTG or Swift. Each party shall use reasonable best efforts to minimize the impact of any force majeure condition it experiences on the other party to this Agreement and to otherwise keep the other party timely advised as to minimization and removal of such condition.

     18. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Delaware, excluding its choice of law rules.

19. NOTICES. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or via facsimile or overnight courier, or mailed by Registered, Certified or Express Mail, postage prepaid, as follows:


                  (a)      If to Swift:      Swift & Company
                                             1170 Promontory Circle
                                             Greeley, CO 80634
                                             ATTN: VP Rendered Products
                                             Fax: (970)506-8000

                  (b)      If to CTG:        ConAgra Trade Group, Inc.
                                             11 ConAgra Drive
                                             Omaha, NE 68102
                                             ATTN: Martin P. Higgins
                                             Fax: (402)978-5585

                           With a copy:      ConAgra Foods, Inc.
                                             One ConAgra Drive
                                             Omaha, NE, U.S.A. 68102-5001
                                             ATTN: Corporate Controller
                                             Fax: (402)595-4611


         or at such other address as any party hereto shall have designated by notice in writing to the other parties hereto.

20. NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL A PARTY OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, REPRESENTATIVES AND EMPLOYEES BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, REPRESENTATIVES AND EMPLOYEES, WHETHER BASED IN CONTRACT, TORT, WARRANTY, OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, FOR ANY LOSS OF THE INCOME, PROFIT OR SAVINGS OR COST OF CAPITAL OR FINANCING OF THE OTHER PARTY OR ITS AFFILIATES FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR ANY EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND, RESULTING FROM OR RELATING TO THIS AGREEMENT OR THE PRODUCTS DELIVERED HEREUNDER, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

21. AMENDMENTS. No provision of this Agreement may be waived, amended, supplemented or modified by either party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

22. INDEPENDENT CONTRACTORS. The relationship between Swift and CTG shall be that of independent contractors. This Agreement is not intended to created and shall be construed as created between the parties hereto a relationship of principal and agent, joint ventures, co-partners, or any other similar relationship, the existence of which is hereby expressly denied by the parties.

     23. CONFIDENTIALITY. Each Party acknowledges that in connection with this Agreement it may receive certain confidential information including, without limitation, proprietary technology, trade secrets and Product ingredient statements, including the information in the Reports described in Section 11 hereof, from the other Party ("Confidential Information"). The receiving Party shall not at any time disclose the Confidential Information to any person, firm, partnership, corporation or other entity (other than persons employed by the receiving Party and having a need to access the Confidential Information) for any reason whatsoever, nor shall the receiving Party use the Confidential Information for its benefit or for the benefit of any person, firm, partnership or affiliates. Each Party shall take all actions necessary to ensure that its employees and representatives having access to the Confidential Information are bound by the terms of this Agreement. Confidential Information shall not include information which (i) was in the receiving Party's possession prior to disclosure, (ii) is hereafter independently developed by the receiving Party, (iii) lawfully comes into the possession of the receiving Party, or (iv) is now or subsequently becomes, through no act or failure to act by the receiving Party, part of the public domain.

     24. SURVIVAL. Any rights and obligations provided by this Agreement to be performed after the expiration or earlier termination of this Agreement including, without limitation, the provisions of Sections 4, 6, 7, 8, 9, 13, 14, 15, and 23 shall survive the expiration or earlier termination hereof.

     25. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

CONAGRA TRADE GROUP, INC.                   SWIFT & COMPANY


By: /s/ GREGORY A. HECKMAN                  By: /s/ DENNIS HENLEY
   -------------------------------             ---------------------------------
Its: President and COO                      Its: President NARM
    ------------------------------              --------------------------------

                                   EXHIBIT "A"

                    FACILITY LOCATIONS, PRODUCTS AND PRICING

FACILITY LOCATIONS:

         Greeley, Colorado
         Grand Island, Nebraska
         Dumas, Texas
         Nampa, Idaho
         Omaha, Nebraska
         Hyrum, Utah
         Louisville, Kentucky
         Marshalltown, Iowa
         Worthington, Minnesota

PRODUCTS:

         Blood meal
         Inedible tallow
         Edible tallow
         Meat and bone meal
         Choice white grease
         Lard

PRICING:

         The USDA Tallow, Protein and Hide Report, FOB Central U.S. daily price for each Product (USDA report NW_LS442) will be used to calculate a weekly average (Friday through Thursday). The spreads to that weekly average (defined below) will determine the purchase price for each Product at each Facility for the following week. The price and volume will be established on Thursday afternoon for the following week. Prices will be determined on a three (3) week rolling average.

Bloodmeal

         Greeley                    Even U.S.D.A. FOB Central
         Grand Island               Even U.S.D.A. FOB Central
         Dumas                      Even U.S.D.A. FOB Panhandle
         Nampa                      "***" U.S.D.A. FOB Central
         Hyrum                      "***" U.S.D.A. FOB Central

Inedible Tallow

         Greeley                    "***" Chicago Packer Tallow
         Grand Island               "***" Chicago Packer Tallow
                                    "***" for polished inedible tallow
         Dumas                      "***" Gulf Packer Tallow, if no Gulf
                                    Packer then Chicago Packer Tallow "***"
         Omaha                      "***" Chicago Packer Tallow
         Nampa                      "***" Chicago Packer Tallow
         Hyrum                      "***" Chicago Packer Tallow


Edible Tallow

         Greeley                    "***" Chicago Edible Tallow
         Grand Island               "***" Chicago Edible Tallow
         Dumas                      "***" Gulf Edible Tallow, if no Gulf
                                    Packer then Chicago Packer Tallow "***"
         Hyrum                      "***" Chicago Edible Tallow

Meat and Bone Meal

         Greeley                    "***" U.S.D.A. FOB Central
         Grand Island               "***" U.S.D.A. FOB Central
         Dumas                      even $/ton vs. U.S.D.A. FOB Panhandle
         Omaha                      ((U.S.D.A. FOB Central/"***") x actual
                                    protein of Product) "***"
         Nampa                      "***" U.S.D.A. FOB Central
         Hyrum                      "***" U.S.D.A. FOB Central

** Meat and Bone Meal pricing will be adjusted in order to reimburse Swift for their antioxidant treatment costs as follows:

         Greeley:
                Swift will apply PET-OX at 400ppm. CTG will pay Swift "***" for this treatment, by adjusting Greeley's price to "***" USDA F.O.B. Central
         Grand Island:
                Swift will apply PET-OX at 500ppm. CTG will pay Swift "***" for this treatment, by adjusting Grand Island's price to "***" USDA F.O.B. Central
         Dumas:
                Swift will apply REND-OX at 400ppm at no charge.

No current application at Omaha, Hyrum or Nampa.

Other Products produced at the Facilities that are not reflected in the USDA Tallow, Protein and Hide Report; (e.g., #2 grease, low protein meat and bone meal) shall be priced on a spot market basis mutually agreed to by Swift and CTG.

SWIFT AND COMPANY (SWIFT hog division)- The USDA Tallow, Protein, and Hide Report - FOB Central U.S. daily price for each Product (USDA report NW_LS442) will be used to calculate a weekly average (Friday through Thursday). The spreads to that weekly average (defined below) will determine the purchase price for each Product at each Facility for the following week. The price and volume will be established on Thursday afternoon for the following week. Prices will be determined on a three (3) week rolling average.

Bloodmeal

         Louisville                 Even U.S.D.A. FOB Central
         Marshalltown               Even U.S.D.A. FOB Central
         Worthington                Even U.S.D.A. FOB Central


Choice White Grease

         Louisville                 Even U.S.D.A. FOB Central
         Marshalltown               Even U.S.D.A. FOB Central
         Worthington                Even U.S.D.A. FOB Central

Lard

         Louisville                 "***" U.S.D.A. FOB Central
         Marshalltown               "***" U.S.D.A. FOB Central
         Worthington                "***" U.S.D.A. FOB Central

Meat and Bone Meal

         Louisville                 Even to Pork Meat & Bone Meal U.S.D.A.
                                    FOB Central
         Marshalltown               Even to Pork Meat & Bone Meal U.S.D.A.
                                    FOB Central
         Worthington                "***" Pork Meat & Bone Meal U.S.D.A.
                                    FOB Central

Other Products produced by Swift's Facilities that are not reflected in the USDA Central US By-Product report (e.g., brown grease) to be priced on a spot market basis mutually agreed to by Swift and CTG.

** In the event USDA fails to publish prices as provided herein; (either temporarily or permanently), the parties agree to use good faith efforts to reach a mutual agreement on an amended pricing mechanism. In the event that the parties cannot agree to the terms of the amendment, (within 5 consecutive days of both parties awareness of USDA's failure to publish product prices) the parties agree to use a mutually agreeable third party to identify an alternative pricing mechanism. The decision of the third party shall be binding for both parties.

                                   EXHIBIT "B"

                                PURCHASE CONTRACT

Refer to attached.

ConAgra Foods
ConAgra Trade Group, Inc.

                                                            CONTRACT OF PURCHASE

                                        CTG
                                        ELEVEN CONAGRA DRIVE
                                        OMAHA, NE 68102
                                        PH: (402) 595-7130

         S ***  1360817                            ***  DATE:
         E *    SWIFT & COMPANY                      *  OUR NO:
         L *                                         *  YOUR NO:
         L *    17000 PROMONTORY CTR                 *  BROKER:
         E *    GREELEY CO 80634                     *  BRKR NO:
         R ***                                     ***


CONAGRA TRADE GROUP, INC., (BUYER) AGREES TO BUY AND THE SELLER AGREES TO SELL THE FOLLOWING DESCRIBED COMMODITIES. THIS IS A CONTRACT AND IS SUBJECT TO THE TERMS AND CONDITIONS STATED BELOW AND REVERSE.


         COMMODITY:                                     PRICE:   $
         QUANTITY:                                      F.O.B.:
         SHIPMENT:                                      WEIGHTS TO APPLY: ORIGIN
                                                        TERMS: NET 15 DAYS


         REMARKS:


CONTRACT ACCEPTED:   SWIFT & COMPANY            CONAGRA TRADE GROUP, INC.

BY:                                             BY:
    --------------------------------                ----------------------------

            PLEASE SIGN CUSTOMER COPY 2 AND RETURN TO US IMMEDIATELY

                    ANY OBJECTIONS MUST BE REPORTED BY WIRE

                                CUSTOMER COPY 1


--------------------------------------------------------------------------------
     NOTICE: THE PROVISIONS OF THIS CONTRACT CONTAINED ON THE REVERSE SIDE
        HEREOF ARE EXPRESSLY MADE PART OF THIS CONTRACT--READ CAREFULLY.
--------------------------------------------------------------------------------

                                  [ILLEGIBLE]

         1. Whether or not Seller is an active member of any of the following associations, and to the extent not inconsistent with the terms and conditions of this Contract, the rules, regulations and standards of the following associations (the "Associations") shall apply respectively to each of the commodities governed thereby: the National Grain and Feed Association, the American Fats and Oils Association, the National Oilseed Processors Association, the American Dehydrators Association, the Canadian Oilseed Processors Association, and the National Cottonseed Products Association. If more than one Association pruports to govern a given commodity,the rules and regulations of the association appearing later in the list shall apply.

         2. Buyer and Seller may be collectively referred to as "the Parties" or individually as "the Party".

         3. Whether or not an active member of any of the Associations referenced in Paragraph I hereof, Seller acknowledges that it understands the provisions of the applicable Association's rules, regulations and standards, and Seller agrees to be bound thereby. The Parties agree to settle any controversies hereunder by arbitration, that the arbitration rules of the applicable Association shall be the basis of said arbitration or if the applicable Association does not have arbitration rules, then according to the rules of the American Arbitration Association, and that the decision and award determined by such arbitration shall be final and binding upon the Parties.

         4. It is agreed that neither Party to this contract shall delegate the performance of any obligation hereunder nor assign any rights arising hereunder, to any third person without the prior written consent of the other Party.

         5. Seller warrants that commodities delivered under this Contract will be free and clear, from and after time of delivery, of any security interest, lien, claim or encumbrance and that seller has good and merchantable title thereto. Seller agrees that should any lien, security interest or encumbrance be claimed against any commodity sold hereunder, Seller will immediately cause the same to be discharged and terminated; and, will further; hold Buyer harmless therefrom; and, indemnify Buyer from any costs or losses incurred as a result of such claim.

         6. Seller expressly represents and warrants that the commodity or commodities hereby purchased are of the grade indicated, and if none is indicated, that the commodity or commodities are suitable for feeding to poultry and livestock. Seller indemnifies and holds Buyer harmless against any liability, loss or damage related to the failure of any portion of the commodities purchased hereunder to meet Food and Drug Administration or other applicable governmental agency's rules, regulations and standards for said commodity, as well as the applicable Association's (as referenced in paragraph 1 hereof) rules, regulations, and standards for such commodity. Buyer's payment will not constitute acceptance of a commodity sold hereunder or serve to waive Buyer's rights to reject the commodity or recover damages should the commodity fail to comply with the terms or specifications of this contract. Buyer specifically reserves all rights and remedies available to it under the applicable Association's (referenced in Paragraph 1 hereof) rules, regulations, and standards; and the Uniform Commercial Code in effect within the jurisdiction under which this Purchase Contract is governed, if any of the commodity sold hereunder fails to comply with the warranties, descriptions, and requirements set forth in this Contract, or the applicable Association's (referenced in Paragraph 1 hereof) rules, regulations, and standards. In addition to and without waiving any of Buyer's other remedies hereunder, Buyer may, at its sole option, request that the Seller replace any or all portions of any shipment of commodities hereunder which fails to comply with the terms of this Contract; said replacement shipment to be at Seller's sole cost and expense and occur within seven days of Seller's receipt of Buyer's notice of the commodity's non-compliance with this Contract.

         7. Buyer expressly reserves the right to cancel this Contract within the meaning of UCC Section 2106 based upon the occurrence of any of the following; (a) the insolvency or financial condition of Seller, (b) the appointment for taking possession of any Seller's assets or any part thereof by any third party, including a trustee, receiver, creditor or other party; (c) the breach of any warranty; or, (d) any other defaults hereunder.

         8. In the event Seller breaches this Contract in any manner, Seller shall be liable to Buyer for any and all damages, including consequential damages, incidental damages, and any lost profits incurred as a result thereof and shall pay Buyer's reasonable attorney fees, court costs and expenses incurred in the enforcement of this contract and any collection activities related thereto.

         9. Railcars must be loaded to capacity as required by railroad companies. Seller to pay weighing, inspection, trackage, and interest charges, if any. Reconsigned cars cannot be utilized on this contract unless consented to by Buyer in writing prior to loading. Buyer reserves the right to change destination of all shipments prior to departure of the railcar from Seller's facility.

         10. If a confirmation calls for delivery beyond fourteen (14) days from the date of the contract, Buyer may demand from Seller a margin deposit of ten percent (10%) of the gross value of the contract to be considered as margin on equity, and Buyer may demand such further payments form Seller as may be necessary to maintain a deposit on the contract of ten percent (10%) of the gross value of the contract, plus an amount equal to the difference between the contract-price-value and the prevailing market price-value, if the market is above the contract price Seller agrees to pay such margin on demand and if not paid, Buyer may exercise the same rights as if Seller had defaulted on the contract.

         11. Each Party consents to the recording of all telephone conversations between its representatives and the representatives of the other party.

         12. Any provision of this Contract which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         13. Seller warrants it has read this contract in its entirety and understands its terms and legal effect. This Contract constitutes the entire understanding between the Parties hereto and no modification or amendment of this Contract shall be valid or binding unless agreed to by both Parties and confirmed by a writing signed by the party to be charged. Seller agrees that the terms hereof are acceptable and that Seller intends to be bound by the terms of this Contract even if said terms differ from or conflict with the terms or conditions contained in Seller's offer, acceptance on form of contract for such purchase.

         14. Unless otherwise exempt, this Purchase Order incorporates by reference the EEO Clause contained in 41 C.F.R. Sections 60-1.4, 60-741.5, and 60-250.5.